UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2024
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2024, LKQ Corporation (the "Company," "we," "us," or "our"), together with its indirect, wholly-owned subsidiary, LKQ Dutch Bond B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands (“LKQ Finance”), entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities Europe S.A., HSBC Continental Europe and Wells Fargo Securities Europe S.A. and the several other underwriters named in Schedule A thereto (the “Underwriters”) in connection with the offer and sale by LKQ Finance to the Underwriters (the “Offering”) of €750,000,000 aggregate principal amount of its 4.125% Notes due 2031 (the “Offered Notes”). The Offered Notes will be initially fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by the Company and each of its wholly owned U.S. subsidiaries that are guarantors under our credit agreement, dated as of January 5, 2023 (the “Senior Unsecured Credit Agreement”) and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on January 6, 2023 and our term loan credit agreement, dated as of March 27, 2023 (the “CAD Note”) and described in our Current Report on Form 8-K filed with the SEC on March 28, 2023. The Offered Notes will also be guaranteed by each of the Company’s U.S. subsidiaries that in the future agrees to guarantee the Company’s obligations under the Senior Unsecured Credit Agreement, the CAD Note, any other Credit Facility Debt (as defined in the Company’s preliminary prospectus supplement filed with the SEC on February 28, 2024) or any Capital Markets Debt (as defined in the Company’s preliminary prospectus supplement filed with the SEC on February 28, 2024).

LKQ Finance plans to use the net proceeds from the Offering and cash on hand to (i) pay outstanding indebtedness, including all of the outstanding €500,000,000 aggregate principal amount of the 3.875% senior notes due 2024 (the “Italian Notes”) issued by the Company’s indirect wholly-owned subsidiary, LKQ Italia Bondco di LKQ Italia Bondco GP S.r.l e C.S.A.P.A. (f/k/a LKQ Italia Bondco S.p.A.) (the “Redemption”), and (ii) pay accrued interest and related fees, premiums and expenses.

The Offered Notes and the Guarantees have been registered under the United States Securities Act of 1933 under the Registration Statement on Form S-3 (File No. 333-277267) filed by the Company with the SEC on February 22, 2024, as supplemented by the preliminary prospectus supplement filed by the Company with the SEC on February 28, 2024 (as further supplemented and/or amended).

The Company expects that the Offering will be completed on or about March 13, 2024, subject to customary closing conditions.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The Underwriting Agreement has been incorporated by reference herein to provide you with information regarding its terms. The Underwriting Agreement is not intended to provide any factual information about the Company, LKQ Finance, or any other person or entity. Certain factual information about the Company and its subsidiaries can be found elsewhere in other public filings it has made with the SEC, which are available without charge at www.sec.gov.

Item 8.01	Other Events.

On February 28, 2024, the Company issued a press release announcing that it priced its offering of €750,000,000 in aggregate principal amount of senior unsecured notes. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement dated as of February 28, 2024 among LKQ Dutch Bond B.V., as Issuer, LKQ Corporation, as a guarantor, the Guarantors listed therein, BofA Securities Europe S.A., HSBC Continental Europe and Wells Fargo Securities Europe S.A. and the several other underwriters named therein.
99.1	LKQ Corporation Press Release dated February 28, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 28, 2024

LKQ CORPORATION

By:	/s/ Rick Galloway
Rick Galloway
Senior Vice President and Chief Financial Officer